UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2007

ATS Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7915 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 506-0088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

                The shares of common stock of ATS Corporation (the “Company”) are currently traded on the Over-the-Counter Bulletin Board, but the Company anticipates listing on AMEX or NASDAQ in the future.  On August 8, 2006, the Securities and Exchange Commission approved rule changes to the NASDAQ and AMEX listing requirements, requiring securities listed on NASDAQ and AMEX to be eligible for a Direct Registration Program (“DRP”) operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, such as the one offered by The Depository Trust Corporation.  A DRP permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate.  Investors receive annual statements from the issuer indicating their holdings.  The rule change does not require issuers to actually participate in a DRP or to eliminate physical stock certificates.  However, the change requires that the listed securities are eligible for such a program.  The Company, in anticipation of future AMEX or NASDAQ listing, amended its bylaws on December 17, 2007, pursuant to Section 9.1 of the Company’s bylaws, to permit a DRP.

                A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

3.1           Amended Bylaws of ATS Corporation

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       December 17, 2007

ATS CORPORATION

By:	/s/ Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended Bylaws of ATS Corporation